BLUE HOLDINGS, INC.

SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

THIS SERIES A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of November 13, 2007 (the “Effective Date”), by and among Blue Holdings, Inc., a Nevada corporation, (the “Company”), and each of the undersigned investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor,” and collectively, the “Investors”).

WHEREAS, the Company wishes to issue and sell to the Investors up to an aggregate of 1,000,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), in exchange for the cancellation of certain indebtedness due and owing to the Investors on the Effective Date; and

WHEREAS, the Investors, severally and not jointly, wish to purchase the Preferred Shares on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, the parties agree as follows:

1.	AUTHORIZATION AND SALE OF PREFERRED SHARES

1.1 Issuance, Sale and Delivery of the Preferred Shares at the Closing. At the Closing (as defined in Section 1.2 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, that number of Preferred Shares set forth opposite the name of such Investor under the heading “Number of Preferred Shares to be Purchased” on Exhibit A hereto, at a price of $2.556682 per share for the aggregate purchase price set forth opposite the name of such Investor under the heading “Aggregate Purchase Price for Preferred Shares” on Exhibit A hereto.

1.2 Closing. The Closing shall take place at the offices of Stubbs Alderton & Markiles, LLP, 15260 Ventura Blvd., 20th Floor, Sherman Oaks, California 91403, at such date and time as may be agreed upon between the Company and the Investors (such closing being called the “Closing” and such date and time being called the “Closing Date”). At the Closing, the Company shall issue and deliver to each Investor a stock certificate or certificates in definitive form, registered in the name of such Investor, representing the Preferred Shares being purchased by it at the Closing. As payment in full for the Preferred Shares being purchased by it under this Agreement, and against delivery of the stock certificate or certificates therefor as aforesaid, on the Closing Date, each Investor shall deliver to the Company by such method as may be reasonably acceptable to the Company a promissory note or other evidence of indebtedness for cancellation, as applicable, in the amount and as set forth opposite the name of such Investor under the heading “Aggregate Purchase Price for Preferred Shares” on Exhibit A. All amounts shall be paid to the account of the Company as shall have been designated in writing a reasonable time in advance to the Investors by the Company.

1.3 Issuance, Sale and Delivery of the Preferred Shares at the Closings. The Company has authorized the number of Preferred Shares of Series A Preferred Stock having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations, Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate”), which, in the form attached hereto as Exhibit B, shall be adopted and filed with the Secretary of State of the State of Nevada on or before the Closing.

1.4 Conversion Shares. Shares of Common Stock issuable upon conversion of the Preferred Shares are referred to herein as the “Conversion Shares.” Each share of Series A Preferred Stock shall be convertible, at the option of the Investor, at any time after the date of issuance of such share, into such number of shares of Common Stock as is determined by dividing (i) the purchase price per share of Series A Preferred Stock, plus all accrued but unpaid Dividends (as defined in the Certificate) on each such share, by (ii) the Conversion Price in effect on the date the certificate is surrendered for conversion. The initial “Conversion Price” per share for the Series A Preferred Stock shall be $0.7347 and shall be subject to adjustment as set forth in the Certificate. For the avoidance of doubt, the Conversion Price represents the average closing price of a share of the Common Stock, as quoted on the NASDAQ Capital Market, over the twenty (20) trading days immediately preceding the Closing Date.

2.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Investor that:

2.1 Organization and Standing; Qualifications. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite power and authority to own and operate its properties and assets, and to carry on its business as conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could, singly or in the aggregate, have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company as presently conducted or proposed to be conducted.

2.2 Corporate Power. The Company has all requisite power and authority to execute and deliver this Agreement, to sell and issue the Preferred Shares hereunder, to issue the Conversion Shares and to carry out and perform its obligations under the terms of this Agreement.

2.3 Authorization.

2.3.1 All corporate action on the part of the Company, its officers, directors and stockholders, necessary for (i) the authorization, execution and delivery of the Agreement by the Company, (ii) the authorization, sale, issuance and delivery of the Preferred Shares and the Conversion Shares, (iii) the filing of the Certificate, and (iv) the performance of all of the Company’s obligations under the Agreement has been taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally.

2.3.2 The Preferred Shares, when sold, issued and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable and shall have the rights, preferences, privileges and restrictions described in the Certificate, and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Preferred Shares may be subject to restrictions on transfer under state and/or federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid, and nonassessable and shall be free of any liens, preemptive or similar rights, encumbrances or restrictions on transfer; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

3.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby represents and warrants to the Company with respect to the purchase of the Preferred Shares to be purchased by it as follows:

3.1 Experience. Such Investor acknowledges that it is able to bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Shares and the Conversion Shares and is able to bear the economic risk of its investment in the Preferred Shares and Conversion Shares for an indefinite period of time.

3.2 Disclosure of Information. Such Investor further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares and the business, prospects, properties and financial condition of the Company.

3.3 Investment. Such Investor is acquiring the Preferred Shares and the Conversion Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. It understands that the Preferred Shares have not been, and the Conversion Shares will not be, (except for specific registration rights granted to the Investors), registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.

3.4 Accredited Investors. Such Investor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.5 Legends. It is understood that the certificates evidencing the Preferred Shares and the Conversion Shares may bear one or all of the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

Any other legend required by the securities laws of the State of California.

3.6 Authorization. The execution, delivery and performance by such Investor of the Agreements have been duly authorized by all requisite action of such Investor. The Agreements, when executed and delivered by such Investor, shall constitute valid and legally binding obligations of such Investor, enforceable in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

4.	INVESTORS’ CONDITIONS TO EACH CLOSING

Each Investor’s obligation to purchase the Preferred Shares at the Closing is, at the option of such Investor, subject to the fulfillment of the following conditions on or before the Closing:

4.1 Representations and Warranties True and Correct. The representations and warranties made by the Company in Section 2 hereof shall be true and correct as of the Closing, with the same effect as if made as of the Closing.

4.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with.

4.3 Certificate. Prior to the Closing, the Company shall have prepared and executed the Certificate in the form set forth in Exhibit B. The Certificate shall have been filed with and accepted by the Secretary of State of the State of Nevada and shall have become effective.

5.	COMPANY’S CONDITIONS TO EACH CLOSING

The Company’s obligation to sell and issue any Preferred Shares at the Closing to each Investor is, at the option of the Company, subject to the fulfillment of the following conditions as of the Closing:

5.1 Representations and Warranties True and Correct. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct at the Closing.

5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by such Investor on or prior to the Closing shall have been performed or complied with.

5.3 Certificate. The Secretary of State of the State of Nevada shall have accepted the Certificate for filing.

5.4 Purchase Price Paid. Such Investor shall have delivered to the Company the purchase price for the Preferred Shares set forth in Exhibit A hereto.

6.	COVENANTS

6.1 Reserve for Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of the Preferred Shares and otherwise complying with the terms of this Agreement, such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Preferred Shares from time to time outstanding or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Preferred Shares or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will obtain any authorization, consent, approval or other action by or make any filing with any court or governmental authority that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Preferred Shares.

6.2 Further Assurances. The Company shall cure promptly any defects in the creation and issuance of the Preferred Shares and the Conversion Shares, and in the execution and delivery of the Agreements. The Company, at its expense, shall execute and deliver promptly to the Investor upon request all such other and further documents, agreements and instruments as may be reasonably necessary to permit the Company to comply with its covenants and agreements herein, and shall make any recordings, file any notices and obtain any consents as may be necessary or appropriate in connection therewith.

6.3 Regulation D Filings. The Company shall file on a timely basis all notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the transactions contemplated by this Agreement.

6.4 Piggyback Registrations.

6.4.1 Right to Include Conversion Shares. Each time that the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a stockholder or stockholders, other than Registration Statements on Forms S-4 or S-8 (or similar or successor forms) (a “Proposed Registration”), the Company shall promptly give written notice of such Proposed Registration to all of the Investors (which notice shall be given in no event less than ten (10) days prior to the expected filing date of the Proposed Registration) and shall offer such Investors the right to request inclusion of any of such Investor’s Conversion Shares in the Proposed Registration. The rights to piggyback registration may be exercised on an unlimited number of occasions.

6.4.2 Piggyback Procedure. Each Investor shall have twenty (20) days from the date of receipt of the Company’s notice referred to in Section 6.4.1 above to deliver to the Company a written request specifying the number of Conversion Shares such Investor intends to sell and such Investor’s intended method of disposition. Any Investor shall have the right to withdraw such Investor’s request for inclusion of such Investor’s Conversion Shares in any Proposed Registration pursuant to this Section 6.4 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within less than one full business day prior to the date the Proposed Registration is scheduled to become effective. Subject to Section 6.4.4 below, the Company shall use its reasonable best efforts to include in such Proposed Registration all such Conversion Shares so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it shall at the same time withdraw or cease proceeding with the registration of all other shares of Common Stock originally proposed to be registered.

6.4.3 Selection of Underwriters. The managing underwriter for any Proposed Registration that involves an underwritten public offering shall be one or more reputable nationally recognized investment banks selected by the Company.

6.4.4 Priority for Piggyback Registration.

6.4.4.1 Notwithstanding any other provision of this Section 6.4, if the managing underwriter of an underwritten public offering determines and advises the Company and the Investors in writing that the inclusion of all Conversion Shares proposed to be included by the Investors in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company’s securities in the Proposed Registration, then the Investors shall not be permitted to include any Conversion Shares in excess of the amount, if any, of Conversion Shares which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The Company will be obligated to include in such Proposed Registration, as to each Investor, only a portion of the Conversion Shares such Investor has requested be registered equal to the ratio which such Investor’s requested Conversion Shares bears to the total number of Conversion Shares requested to be included in such Proposed Registration by all Investors who have requested that their Conversion Shares be included in such Registration Statement, and no party, other than the Company and the Investors, shall be permitted to include their Conversion Shares in any such Proposed Registration unless such shares are also limited on a pro rata basis equal to the ratio which such party’s requested Conversion Shares bear to the total number of Conversion Shares requested to be included in such Proposed Registration by all Investors who have requested that their Conversion Shares be included in such Proposed Registration. The securities to be included in a Proposed Registration initiated by the Company shall be allocated: first, to the Company; second, pari passu to the Investors, and third, to any others requesting registration of securities of the Company.

6.4.4.2 Notwithstanding any portion of the foregoing to the contrary, in no event shall the shares to be sold by the Investors be reduced below twenty percent (20%) of the total amount of securities included in the Proposed Registration. No stockholder of the Company shall be granted piggyback registration rights which would reduce the number of shares to be included by the Investors in such registration without the consent of the Investors of at least a majority of the Conversion Shares.

6.4.4.3 If as a result of the provisions of this Section 6.4, any Investor shall not be entitled to include more than 50% of its Conversion Shares in a registration that such Investor has requested to be so included, such Investor may withdraw such Investor’s request to include Conversion Shares in such Proposed Registration.

6.4.5 Underwritten Offering. In the event that the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 6.4 shall specify that the Conversion Shares be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through the underwriters under such registration.

6.4.6 Transfer. The foregoing registration rights may be transferred to any transferee that acquires all of the Series A Preferred Stock.

7.	MISCELLANEOUS

7.1 Closing. Each Investor hereto expressly acknowledges and agrees that immediately following an applicable Closing, such Investor shall have deemed such Investor’s conditions to closing identified in Section 4 hereof to have been satisfied or waived.

7.2 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California, without giving effect to principles of conflicts of law, as applied to agreements entered into among California State residents to be performed entirely within California. Each party hereto irrevocably and unconditionally (i) agrees that any action, suit or claim brought hereunder must be brought in the courts of the United States in the State of California or the state courts of the State of California which shall serve as the exclusive jurisdiction and venue for any and all disputes arising out of and/or relating to this Agreement; (ii) consents to the jurisdiction of any such court in any such suit, action or proceeding; and (iii) waives any objection which such party may have to the laying of venue of any such suit, action or proceeding in any such court.

7.3 Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto (including to any transferee of any Preferred Shares or Conversion Shares that is an affiliate of the Investor). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.4 Amendment. Any provision of this Agreement may be amended, waived, modified, discharged or terminated only with the written consent of the Company and the holders of a majority of the Preferred Shares, voting together as a single class. Any amendment or waiver affected in accordance with this Section 7.4 shall be binding upon the Company and each holder of any securities subject to this Agreement (including securities into which such securities are convertible) and future holders of all such securities. Each Investor may waive his, her or its rights or the Company’s obligations with respect to its Preferred Shares hereunder without obtaining the consent of any other natural person or Person.

7.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) five (5) days after deposit in the United States mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified as set forth in the Company records, or (c) when received if transmitted by telecopy (to be followed by U.S. mail), electronic or digital transmission method. In each case notice shall be sent to the addresses set forth on the Company’s records or at such other address as a party may designate by ten (10) days’ advance written notice to the other parties hereto.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

7.7 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

7.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.9 Survival of Agreement All covenants and agreements made in this Agreement shall survive the execution and delivery hereof and the issuance, sale and delivery of the Preferred Shares, and the issuance and delivery of the Conversion Shares. For the avoidance of doubt, the representations and warranties made in this Agreement shall not survive the execution and delivery hereof.

7.11 Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

7.12 Facsimile Signatures. This Agreement may be executed and delivered by facsimile and, upon such delivery, the facsimile will be deemed to have the same effect as if the original signature had been delivered to the other party. Each Investor agrees to deliver to the Company the original signature copy by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

7.13 Entire Agreement. This Agreement, together with the Exhibits hereto, the certificates, documents, instruments and writings that are delivered pursuant hereto and each of the other Agreements, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

[Signature Pages Follow]

Company Signature Page to Series A Convertible Preferred Stock Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this Series A Convertible Preferred Stock Purchase Agreement on the day and year first set forth above.

Blue Holding, Inc

/s/ Glenn Palmer
By:	Glenn Palmer
Title:	Chief Executive Officer

Investors Signature Page to Series A Convertible Preferred Stock Purchase Agreement

INVESTOR:

/s/ Paul Guez
By: Paul Guez

EXHIBIT A

Schedule of Investors

Closing
Investor	Number of Preferred Shares To Be Purchased	Aggregate Purchase Price For Preferred Shares
Paul Guez*	1,000,000	$2,556,682**

*       Investor may be Paul Guez or any accredited investor designee thereof that executes a joinder hereto.
**   Represents the cancellation of that certain Promissory Note, in the aggregate principal and interest amount of $2,556,682, issued by the Company to Paul Guez.

EXHIBIT B

Certificate of Designations, Preferences, Rights and Limitations
of Series A Convertible Preferred Stock